EXHIBIT 5.1

FIRST TENNESSEE BUILDING 165 MADISON AVENUE SUITE 2000 MEMPHIS, TENNESSEE 38103 PHONE: 901.526.2000 FAX: 901.577.2303

www.bakerdonelson.com

December 29, 2014

Board of Directors

NN, Inc.

2000 Waters Edge Drive

Johnson City, Tennessee 37604

Re:	Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to NN, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), to be filed on or about December 29, 2014, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to an aggregate of $200,000,000 if its: (i) shares of common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) one or more series of senior or subordinated debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), (v) units comprised of shares of Common Stock, shares of Preferred Stock, Warrants and other securities of the Company in any combination (the “Units”), and/or (vi) any combination of the foregoing. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units that may be offered and sold by the Company are herein referred to as the “Registered Securities”.

The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

The Debt Securities consist of senior debt securities or subordinated debt securities and will be issued pursuant to one or more indentures in the forms filed as Exhibits 4.6 and 4.8 to the Registration Statement, as each may be amended or supplemented from time to time (each, as amended or supplemented, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

Board of Directors

NN, Inc.

The Warrants may be issued pursuant to a warrant agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants), between the Company and a financial institution to be identified therein as a warrant agent (the “Warrant Agent”), as such warrant agreement may be supplemented from time to time (collectively, the “Warrant Agreement”).

In connection with this opinion, we have examined the Registration Statement and the Indenture. We have also examined originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and we have undertaken no independent verification with respect thereto. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon representations of officers of the Company and have not sought to independently verify such matters.

To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (iv) the Warrant Agent is in compliance, generally and with respect to acting as a trustee under the Warrant Agreement, with all applicable laws and regulations; and (v) the Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Warrant Agreement.

Based upon the foregoing, we are of the opinion that:

1.

The Company has the authority pursuant to its Restated Certificate of Incorporation of the Company (“Charter”), to issue up to an aggregate of 45,000,000 shares of Common Stock. When (i) the Board of Directors of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 45,000,000 shares), (ii) the Registration

Board of Directors

NN, Inc.

Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	The Company has the authority pursuant to its Charter to issue up to an aggregate of 5,000,000 shares of Preferred Stock. When (i) a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law, (ii) when the Board of Directors of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 5,000,000 shares), (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When (i) the Indenture has been duly executed and delivered by the Company and the Trustee, (ii) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

When (i) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, (ii) the Warrants have been established in accordance with the Warrant Agreement (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and

Board of Directors

NN, Inc.

delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of the Warrants executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions provided above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) the effect of general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

We express no opinion as to (i) the effectiveness (A) of any waiver (whether or not stated as such) under Section 514 of the Indenture, or otherwise, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (B) of any waiver (whether or not stated as such) contained in the Indenture of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (C) of any provisions of the Indenture or Warrant Agreement that may be construed as penalties or forfeitures; or (D) of any covenants (other than covenants relating to the payment of principal, interest, premium, indemnities and expenses) in the Indenture or Warrant Agreement to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default; or (ii) the validity, binding effect or enforceability of any provision of the Indenture or Warrant Agreement related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or State of Delaware or a federal district court sitting in the State of New York or State of Delaware, in each case, applying the choice of law principles of the State of New York or the State of Delaware, respectively.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the laws of the State of New York and the laws of the State of Delaware. We express no opinion with respect to the laws of any other jurisdiction.

Board of Directors

NN, Inc.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Matthew S. Heiter
Matthew S. Heiter
Authorized Representative